U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                               __________________

                                 AMENDMENT NO. 1
                                       TO
                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934


Date of Report (Date of earliest event reported):    June 3, 2002
                                                 ---------------------


                           BENTLEYCAPITALCORP.COM INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


          WASHINGTON            000-31883             91-2022700
          ----------            ---------             ----------
       (State or other         (Commission         (I.R.S. Employer
         jurisdiction          File Number)       Identification No.)
      of incorporation)



5076 Angus Drive, Vancouver, British Columbia, CANADA       V6M 3M5
------------------------------------------------------------------------
     (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:  (604) 269-9881

ITEM  1.  CHANGE  IN  CONTROL  OF  REGISTRANT

     On June 3, 2002, Michael Kirsh ("Kirsh"), the majority shareholder of BentleyCapitalCorp.com Inc. ("Bentley"), entered into a Stock Purchase Agreement with Edward Alexander (Alexander") pursuant to which Alexander acquired 1,500,000 shares owned by Kirsh. In addition, Alexander acquired 250,000 shares owned by a minority shareholder, Brian Gruson. The total consideration paid by Alexander for the shares was $170,000. As a result, Alexander now owns 77.77% of Bentley's issued and outstanding shares. Based on information provided to the Company and certified by Alexander, he borrowed money from several individuals to purchase the Bentley shares, as follows:

     LENDER:          AMOUNT:
     -------          -------
     Thomas Dizon     $40,000
     A.J. Moraes      $40,000
     Jean Wang        $90,000

Each loan accrues interest at 7% per annum, and matures on December 31, 2002.

     In conjunction with the Agreement, Bentley and Alexander intend to enter into an Agreement and Plan of Reorganization pursuant to which Proton Laboratorie-s, LLC ("Proton"), a California limited liability company, will merge with Bentley's wholly-owned subsidiary, VWO I Inc. Proton's owners will exchange 100% of Proton for shares in Bentley and such other consideration that may be agreed to by the parties. The Stock Purchase Agreement and Agreement and Plan of Reorganization are part of a single integrate plan on the part of Alexander to acquire control over Bentley in connection with Bentley's acquisition of Proton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENTLEYCAPITALCORP.COM  INC.



By:  /s/                                       Date:  July 25, 2002
   -----------------------------
Name:  Michael Kirsh
Title: President


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